Exhibit 99.1
News Release
FIS Reports Second Quarter Results

•	Revenue of $1.51 billion; up 4 percent for the quarter and year to date

•	Adjusted EPS from continuing operations of 71 cents, up 8 percent for the quarter and 11 percent year to date

JACKSONVILLE, Fla., July 30, 2013 - FIS™ (NYSE:FIS), the world's largest provider of banking and payments technology, today reported financial results for the quarter and six months ended June 30, 2013.

Revenue increased 3.8 percent to $1.51 billion from $1.46 billion in the second quarter of 2012. GAAP net earnings from continuing operations attributable to common stockholders totaled $91 million, or $0.31 per diluted share. These results included debt refinancing costs and an adjustment related to the December 2010 acquisition of Capco, FIS' global consulting business, which totaled $0.26 per share. In the prior-year quarter, GAAP net earnings from continuing operations were $156 million, or $0.52 per diluted share.

Second quarter revenue increased 3.7 percent on an organic basis compared to the second quarter of 2012, which excludes the impact of acquisitions and foreign currency. Non-GAAP adjusted net earnings from continuing operations attributable to common stockholders increased to $209 million, up 5.5 percent from $198 million in the second quarter of 2012. Adjusted net earnings per diluted share increased 7.6 percent to $0.71 from $0.66 in the prior-year quarter.

For the six months ended June 30, 2013, FIS posted revenue of $2.99 billion, a 4.2 percent increase from $2.87 billion in the prior-year period. GAAP net earnings from continuing operations attributable to common stockholders totaled $239 million, or $0.81 per diluted share. This included $0.24 per share in debt refinancing costs and the aforementioned Capco adjustment, which were partially offset by a gain resulting from the purchase of the remaining interest in shares of mFoundry. GAAP net earnings from continuing operations for the prior-year period were $0.83 per share and included $0.08 per share in debt refinancing costs, charges for accelerated vesting of certain equity grants and other compensation costs.

In the first half of 2013, FIS reported a 4.2 percent increase in organic revenue, a 10.3 percent increase in adjusted net earnings from continuing operations and a 10.8 percent increase in adjusted net earnings per share from continuing operations compared to the prior-year period.

“We are pleased with our financial results through the first half of 2013, which are in line with our expectations,”said Frank Martire, chairman and CEO of FIS. “We remain focused on delivering strategic value to our clients, executing our global business strategy and driving higher returns for our shareholders.”

Non-GAAP Results

Organic revenue growth, which excludes the impact of acquisitions and foreign currency, was 3.7 percent in the second quarter of 2013. EBITDA increased 2.8 percent to $450 million in the second quarter, as adjusted, from $438 million in the 2012 quarter. EBITDA margin was 29.8 percent versus 30.0 percent in the prior-year quarter, reflecting a less favorable revenue mix and higher information security costs.

Organic revenue growth for the first half of 2013 was 4.2 percent. EBITDA increased 5.5 percent to $878 million, as adjusted, and the EBITDA margin expanded 40 basis points to 29.4 percent.

Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Segment Information

The following discusses second quarter results by segment:

•	Financial Solutions:

Revenue increased 4.2 percent to $587 million from $563 million a year earlier and rose 2.7 percent on an organic basis, driven by growth in eBanking solutions, global commercial services and consulting. Higher termination fees also contributed to second quarter results. Financial Solutions EBITDA increased 7.5 percent to $231 million from $215 million a year ago. EBITDA margin expanded 120 basis points to 39.4 percent.

•	Payment Solutions:

Revenue increased 2.8 percent to $623 million from $606 million in the 2012 quarter, reflecting growth in output solutions, bill payment services and card loyalty programs. Higher termination fees also contributed to the latest quarter's results. Excluding the check-related businesses, revenue increased 4.2 percent. Revenue from the check-related businesses totaled $105 million and $109 million in the second quarters of 2013 and 2012, respectively. EBITDA rose 5.3 percent to $263 million from $250 million a year earlier. EBITDA margin expanded 100 basis points to 42.2 percent.

•	International Solutions:

Revenue increased 5.6 percent to $304 million from $287 million in the 2012 quarter. Revenue increased 7.9 percent on an organic basis, excluding an unfavorable currency impact of $7 million. These results were driven by strong growth in Latin America, including the Brazilian card joint venture, consulting services in Europe and new client implementations in Asia. EBITDA increased 2.7 percent to $65 million from $63 million in the prior-year quarter. EBITDA margin was 21.4 percent compared to 22.0 percent in the prior-year quarter, reflecting a less favorable revenue mix.

•	Corporate/Other:

Corporate costs, as adjusted, were $109 million in the second quarter 2013, up from $90 million in the prior year quarter. The increase reflected higher investments associated with information security, risk management and increased healthcare costs. Interest expense, net of interest income, declined to $49 million in the most recent quarter from $57 million in the year-ago quarter. The effective tax rate was approximately 30 percent in the second quarter, up from 29 percent a year earlier. Both periods reflect the favorable resolution of certain tax matters.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $653 million as of June 30, 2013. Debt outstanding totaled approximately $4.8 billion.

Net cash provided by operations decreased to $157 million for the second quarter of 2013 compared to $259 million in the 2012 quarter. Net cash provided by operations, as adjusted, totaled $199 million for the quarter. Capital expenditures totaled $83 million compared to $91 million in the prior-year quarter. Free cash flow was $115 million for the most recent quarter, down from $178 million in the 2012 quarter, reflecting higher tax payments in the current year.

FIS repurchased approximately 2.8 million common shares at a total cost of approximately $125 million in the second quarter at an average cost of $44.25 per share. The company repurchased approximately 5.5 million shares in the first six months of 2013, at a total cost of approximately $225 million. Approximately $424 million remains under the existing share repurchase authorization.

2013 Outlook

FIS' outlook for full-year 2013:

•	Reported revenue growth of 4 to 6 percent

•	3 to 5 percent organic growth

•	EPS from continuing operations of $2.77 to $2.87, as adjusted, an increase of 11 to 15 percent compared to $2.50 per share in 2012

•	Free cash flow is expected to approximate adjusted net earnings

Webcast

FIS will host a webcast on July 30 to discuss second quarter 2013 results beginning at 8:30 a.m. EDT. To listen to the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS' Investor Relations Web site, and a telephone replay will be available through August 13 by dialing 800.475.6701 (U.S.) or 320.365.3844 (International). The access code is 296797. To access a .PDF version of this release and accompanying financial tables, go to www.investor.fisglobal.com.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future.

These non-GAAP measures include organic revenue, adjusted earnings before interest, taxes and depreciation and amortization (adjusted EBITDA), adjusted EBITDA margin, adjusted net earnings and free cash flow. Organic revenue includes reported revenue plus pre-acquisition revenue for companies acquired during the applicable reporting periods. Organic revenue excludes the impact of foreign currency fluctuation in 2013.

Adjusted EBITDA (2013 comparative data) excludes adjustments related to the December 2010 acquisition of Capco.

Adjusted EBITDA (2012 comparative data) excludes charges for payments and accelerated vesting of stock option and restricted stock grants associated with the departure or change in role of certain company executives.

Adjusted net earnings (2013 comparative data) exclude the after-tax impact of acquisition-related amortization, a net benefit related to a gain on the mFoundry acquisition, debt issuance and refinancing costs and adjustments related to the Capco acquisition.

Adjusted net earnings (2012 comparative data) exclude the after-tax impact of acquisition-related amortization, debt refinancing costs and charges for payments and accelerated vesting of stock option and restricted stock grants associated with the departure or change in role of certain company executives.

Free cash flow is GAAP operating cash flow less capital expenditures and excludes the net change in settlement assets and obligations. Free cash flow also excludes the premium related to the early redemption of senior notes.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS' non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

About FIS

FIS (NYSE: FIS) is the world's largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 35,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is 434 on the Fortune 500 and is a member of Standard & Poor's 500® Index. For more information about FIS, visit www.fisglobal.com.

Forward-Looking Statements

This news release and today's webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about future revenue, organic revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share and margin expansion, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation:

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our products and services;

•
failures to adapt our products and services to changes in technology or in the marketplace; internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•	the reaction of our current and potential customers to communications from us or our regulators regarding information security, risk management, internal audit or other matters;

•	competitive pressures on pricing related to our products and services including the ability to attract new or retain existing customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Ellyn Raftery, 904.438.6083	Mary Waggoner, 904.438.6282
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	mary.waggoner@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
July 30, 2013

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three and six months ended June 30, 2013 and 2012

Exhibit B	Consolidated Balance Sheets - Unaudited as of June 30, 2013 and December 31, 2012

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2013 and 2012

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three and six months ended June 30, 2013 and 2012

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three and six months ended June 30, 2013 and 2012

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

				Exhibit A

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Processing and services revenues	$1,512.5	$1,457.2	$2,990.5	$2,870.6
Cost of revenues	1,028.2	981.1	2,036.2	1,970.6
Gross profit	484.3	476.1	954.3	900.0
Selling, general and administrative expenses	236.7	193.4	431.6	394.8
Operating income	247.6	282.7	522.7	505.2
Other income (expense):
Interest expense, net	(49.4)	(56.6)	(101.1)	(116.0)
Other income (expense), net	(61.9)	(1.8)	(56.8)	(22.7)
Total other income (expense)	(111.3)	(58.4)	(157.9)	(138.7)
Earnings from continuing operations before income taxes	136.3	224.3	364.8	366.5
Provision for income taxes	40.9	65.3	116.1	113.0
Earnings from continuing operations, net of tax	95.4	159.0	248.7	253.5
Earnings (loss) from discontinued operations, net of tax	13.6	(5.2)	9.7	(9.6)
Net earnings	109.0	153.8	258.4	243.9
Net earnings attributable to noncontrolling interest	(4.2)	(3.2)	(9.5)	(6.2)
Net earnings attributable to FIS common stockholders	$104.8	$150.6	$248.9	$237.7
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.31	$0.53	$0.82	$0.85
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	0.05	(0.02)	0.03	(0.03)
Net earnings per share-basic attributable to FIS common stockholders *	$0.36	$0.51	$0.86	$0.82
Weighted average shares outstanding-basic	289.9	292.7	290.5	291.2
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.31	$0.52	$0.81	$0.83
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	0.05	(0.02)	0.03	(0.03)
Net earnings per share-diluted attributable to FIS common stockholders *	$0.36	$0.50	$0.84	$0.80
Weighted average shares outstanding-diluted	294.3	298.3	294.8	296.8
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$91.2	$155.8	$239.2	$247.3
Earnings (loss) from discontinued operations, net of tax	13.6	(5.2)	9.7	(9.6)
Net earnings attributable to FIS common stockholders	$104.8	$150.6	$248.9	$237.7

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	As of	As of
	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$653.1	$517.6
Settlement deposits	28.0	32.6
Trade receivables, net	948.5	925.7
Settlement receivables	85.6	128.3
Other receivables	58.2	30.2
Due from Brazilian venture partner	38.1	42.0
Prepaid expenses and other current assets	181.2	111.9
Deferred income taxes	58.6	55.9
Total current assets	2,051.3	1,844.2
Property and equipment, net	415.8	419.5
Goodwill	8,487.4	8,381.5
Intangible assets, net	1,466.2	1,576.2
Computer software, net	848.4	847.0
Deferred contract costs	213.2	211.2
Other noncurrent assets	267.8	270.1
Total assets	$13,750.1	$13,549.7

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$657.1	$624.6
Due to Brazilian venture partner	14.3	18.8
Settlement payables	121.1	172.2
Current portion of long-term debt	83.7	153.9
Deferred revenues	266.7	287.3
Total current liabilities	1,142.9	1,256.8
Deferred revenues	35.6	42.2
Deferred income taxes	801.2	821.8
Long-term debt, excluding current portion	4,672.7	4,231.6
Due to Brazilian venture partner	34.5	40.5
Other long-term liabilities	313.0	363.2
Total liabilities	6,999.9	6,756.1
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.8	3.8
Additional paid in capital	7,207.1	7,197.0
Retained earnings	2,226.1	2,105.8
Accumulated other comprehensive earnings (loss)	(10.3)	30.0
Treasury stock	(2,828.1)	(2,695.7)
Total FIS stockholders’ equity	6,598.6	6,640.9
Noncontrolling interest	151.6	152.7
Total equity	6,750.2	6,793.6
Total liabilities and equity	$13,750.1	$13,549.7

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Six months ended June 30,
	2013	2012
Cash flows from operating activities:
Net earnings	$258.4	$243.9
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	305.5	317.2
Amortization of debt issue costs	14.6	24.6
ClearPar contingent consideration included in discontinued operations	(26.8)	—
Gain on mFoundry	(9.2)	—
Stock-based compensation	26.4	42.9
Deferred income taxes	(24.7)	5.8
Excess income tax benefit from exercise of stock options	(14.5)	(10.3)
Other operating activities, net	1.7	—
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	(26.1)	(55.6)
Settlement activity	(3.6)	(7.5)
Prepaid expenses and other assets	(60.7)	(16.7)
Deferred contract costs	(37.3)	(34.9)
Deferred revenue	(26.0)	(21.0)
Accounts payable, accrued liabilities and other liabilities	(12.9)	(25.7)
Net cash provided by operating activities	364.8	462.7

Cash flows from investing activities:
Additions to property and equipment	(59.5)	(66.6)
Additions to computer software	(97.5)	(89.1)
Receipt of contingent consideration from ClearPar sale	26.8	—
Acquisitions, net of cash acquired, and equity investments	(130.1)	(41.7)
Other investing activities	(22.8)	—
Net cash used in investing activities	(283.1)	(197.4)

Cash flows from financing activities:
Borrowings	7,151.6	7,483.3
Repayment of borrowings and capital lease obligations	(6,776.0)	(7,430.8)
Debt issuance costs	(17.0)	(47.5)
Excess income tax benefit from exercise of stock options	14.5	10.3
Proceeds from exercise of stock options	72.9	152.9
Treasury stock activity	(230.8)	(186.0)
Dividends paid	(127.9)	(117.7)
Other financing activities, net	(11.8)	(4.7)
Net cash provided by (used in) financing activities	75.5	(140.2)

Effect of foreign currency exchange rate changes on cash	(21.7)	(6.8)

Net increase in cash and cash equivalents	135.5	118.3
Cash and cash equivalents, at beginning of period	517.6	415.5
Cash and cash equivalents, at end of period	$653.1	$533.8

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Three months ended June 30, 2013
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$587.0	$623.1	$303.5	$(1.1)	$1,512.5
Operating income (loss)	$190.8	$242.8	$46.3	$(232.3)	$247.6
Capco acquisition adjustments	—	—	—	50.2	50.2
Purchase price amortization	—	—	—	57.3	57.3
Non GAAP operating income (loss)	190.8	242.8	46.3	(124.8)	355.1
Depreciation and amortization from continuing operations	40.4	20.1	18.7	15.8	95.0
Adjusted EBITDA	$231.2	$262.9	$65.0	$(109.0)	$450.1

Non GAAP operating margin	32.5%	39.0%	15.3%	N/M	23.5%

Adjusted EBITDA margin	39.4%	42.2%	21.4%	N/M	29.8%

	Three months ended June 30, 2012
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$563.4	$606.1	$287.3	$0.4	$1,457.2
Operating income (loss)	$172.7	$227.6	$44.7	$(162.3)	$282.7
Purchase price amortization	—	—	—	59.7	59.7
Non GAAP operating income (loss)	172.7	227.6	44.7	(102.6)	342.4
Depreciation and amortization from continuing operations	42.3	22.0	18.6	12.5	95.4
Adjusted EBITDA	$215.0	$249.6	$63.3	$(90.1)	$437.8

Non GAAP operating margin	30.7%	37.6%	15.6%	N/M	23.5%

Adjusted EBITDA margin	38.2%	41.2%	22.0%	N/M	30.0%

Total revenue growth from prior year period
Three months ended June 30, 2013	4.2%	2.8%	5.6%	N/M	3.8%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Six months ended June 30, 2013
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,162.3	$1,234.9	$595.1	$(1.8)	$2,990.5
Operating income (loss)	$379.2	$481.3	$86.6	$(424.4)	$522.7
Capco acquisition adjustments	—	—	—	50.2	50.2
Purchase price amortization	—	—	0.1	117.5	117.6
Non GAAP operating income (loss)	379.2	481.3	86.7	(256.7)	690.5
Depreciation and amortization from continuing operations	79.6	39.9	37.4	31.0	187.9
Adjusted EBITDA	$458.8	$521.2	$124.1	$(225.7)	$878.4

Non GAAP operating margin	32.6%	39.0%	14.6%	N/M	23.1%

Adjusted EBITDA margin	39.5%	42.2%	20.9%	N/M	29.4%

	Six months ended June 30, 2012
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,102.3	$1,203.2	$564.1	$1.0	$2,870.6
Operating income (loss)	$339.5	$443.8	$77.7	$(355.8)	$505.2
Stock and other compensation charges	—	—	—	18.5	18.5
Purchase price amortization	—	—	0.1	120.6	120.7
Non GAAP operating income (loss)	339.5	443.8	77.8	(216.7)	644.4
Depreciation and amortization from continuing operations	83.4	43.7	36.9	24.3	188.3
Adjusted EBITDA	$422.9	$487.5	$114.7	$(192.4)	$832.7

Non GAAP operating margin	30.8%	36.9%	13.8%	N/M	22.4%

Adjusted EBITDA margin	38.4%	40.5%	20.3%	N/M	29.0%

Total revenue growth from prior year period
Six months ended June 30, 2013	5.4%	2.6%	5.5%	N/M	4.2%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF CASH FLOW MEASURES — UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended	Six months ended
	June 30, 2013	June 30, 2013
Cash flows from operating activities:
Net cash provided by operating activities	$157.3	$364.8
Settlement activity	(10.3)	3.6
Capital expenditures	(83.3)	(157.0)
Bond premium payment (1)	51.6	51.6
Free cash flow	$115.3	$263.0

	Three months ended	Six months ended
	June 30, 2012	June 30, 2012
Cash flows from operating activities:
Net cash provided by operating activities	$258.8	$462.7
Settlement activity	10.0	7.5
Capital expenditures	(90.6)	(155.7)
Free cash flow	$178.2	$314.5

(1) Free cash flow for the three and six months ended June 30, 2013 is adjusted for the one time bond payment on our 2017 senior notes that were redeemed in May 2013.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

			Exhibit E

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012

Net earnings from continuing operations attributable to FIS	$91.2	$155.8	$239.2	$247.3
Plus provision for income taxes	40.9	65.3	116.1	113.0
Interest expense, net	49.4	56.6	101.1	116.0
Other, net	66.1	5.0	66.3	28.9

Operating income	247.6	282.7	522.7	505.2
Capco acquisition adjustments	50.2	—	50.2	—
Stock and other compensation charges	—	—	—	18.5
Purchase price amortization	57.3	59.7	117.6	120.7

Non GAAP operating income	355.1	342.4	690.5	644.4

Depreciation and amortization from continuing operations	95.0	95.4	187.9	188.3
Adjusted EBITDA	$450.1	$437.8	$878.4	$832.7

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended June 30, 2013
		Long-term	Capco		Purchase
		Debt	Acquisition		Price
	GAAP	Refinance (1)	Adjustments (2)	Subtotal	Amort. (6)	Non-GAAP
Processing and services revenue	$1,512.5	$—	$—	$1,512.5	$—	$1,512.5
Cost of revenues	1,028.2	—	(6.3)	1,021.9	(57.3)	964.6
Gross profit	484.3	—	6.3	490.6	57.3	547.9
Selling, general and administrative	236.7	—	(43.9)	192.8	—	192.8
Operating income	247.6	—	50.2	297.8	57.3	355.1
Other income (expense):
Interest income (expense), net	(49.4)	—	—	(49.4)	—	(49.4)
Other income (expense), net	(61.9)	60.9	—	(1.0)	—	(1.0)
Total other income (expense)	(111.3)	60.9	—	(50.4)	—	(50.4)
Earnings (loss) from continuing operations before income taxes	136.3	60.9	50.2	247.4	57.3	304.7
Provision for income taxes	40.9	18.3	15.1	74.3	17.2	91.5
Earnings (loss) from continuing operations, net of tax	95.4	42.6	35.1	173.1	40.1	213.2
Earnings (loss) from discontinued operations, net of tax (7)	13.6	—	—	13.6	—	13.6
Net earnings (loss)	109.0	42.6	35.1	186.7	40.1	226.8
Net (earnings) loss attributable to noncontrolling interest	(4.2)	—	—	(4.2)	—	(4.2)
Net earnings (loss) attributable to FIS common stockholders	$104.8	$42.6	$35.1	$182.5	$40.1	$222.6

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$91.2	$42.6	$35.1	$168.9	$40.1	$209.0
Earnings (loss) from discontinued operations, net of tax (7)	13.6	—	—	13.6	—	13.6
Net earnings (loss) attributable to FIS common stockholders	$104.8	$42.6	$35.1	$182.5	$40.1	$222.6

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.31	$0.14	$0.12	$0.57	$0.14	$0.71
Weighted average shares outstanding — diluted	294.3	294.3	294.3	294.3	294.3	294.3

Effective tax rate	30%					30%

Supplemental information:
Depreciation and amortization				$152.3	(57.3)	$95.0
Stock compensation expense, excluding acceleration charges						$13.2
Stock acceleration charges						—
Total stock compensation expense						$13.2

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

						Exhibit E (continued)

	Six months ended June 30, 2013
		Long-term	Capco			Purchase
		Debt	Acquisition	Gain on		Price
	GAAP	Refinance (1)	Adjustments (2)	mFoundry (3)	Subtotal	Amort. (6)	Non-GAAP
Processing and services revenue	$2,990.5	$—	$—	$—	$2,990.5	$—	$2,990.5
Cost of revenues	2,036.2	—	(6.3)	—	2,029.9	(117.6)	1,912.3
Gross profit	954.3	—	6.3	—	960.6	117.6	1,078.2
Selling, general and administrative	431.6	—	(43.9)	—	387.7	—	387.7
Operating income	522.7	—	50.2	—	572.9	117.6	690.5
Other income (expense):
Interest income (expense), net	(101.1)	—	—	—	(101.1)	—	(101.1)
Other income (expense), net	(56.8)	60.9	—	(9.2)	(5.1)	—	(5.1)
Total other income (expense)	(157.9)	60.9	—	(9.2)	(106.2)	—	(106.2)
Earnings (loss) from continuing operations before income taxes	364.8	60.9	50.2	(9.2)	466.7	117.6	584.3
Provision for income taxes	116.1	18.3	15.1	(3.0)	146.5	37.0	183.5
Earnings (loss) from continuing operations, net of tax	248.7	42.6	35.1	(6.2)	320.2	80.6	400.8
Earnings (loss) from discontinued operations, net of tax (7)	9.7	—	—	—	9.7	—	9.7
Net earnings (loss)	258.4	42.6	35.1	(6.2)	329.9	80.6	410.5
Net (earnings) loss attributable to noncontrolling interest	(9.5)	—	—	—	(9.5)	—	(9.5)
Net earnings (loss) attributable to FIS common stockholders	$248.9	$42.6	$35.1	$(6.2)	$320.4	$80.6	$401.0

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$239.2	$42.6	$35.1	$(6.2)	$310.7	$80.6	$391.3
Earnings (loss) from discontinued operations, net of tax (7)	9.7	—	—	—	9.7	—	9.7
Net earnings (loss) attributable to FIS common stockholders	$248.9	$42.6	$35.1	$(6.2)	$320.4	$80.6	$401.0

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.81	$0.14	$0.12	$(0.02)	$1.05	$0.27	$1.33
Weighted average shares outstanding — diluted	294.8	294.8	294.8	294.8	294.8	294.8	294.8

Effective tax rate	32%						31%

Supplemental information:
Depreciation and amortization					$305.5	(117.6)	$187.9
Stock compensation expense, excluding acceleration charges							$26.4
Stock acceleration charges							—
Total stock compensation expense							$26.4

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

		Exhibit E (continued)

	Three months ended June 30, 2012

		Purchase
		Price
	GAAP	Amort. (6)	Non-GAAP
Processing and services revenue	$1,457.2	$—	$1,457.2
Cost of revenues	981.1	(59.7)	921.4
Gross profit	476.1	59.7	535.8
Selling, general and administrative	193.4	—	193.4
Operating income	282.7	59.7	342.4
Other income (expense):
Interest income (expense), net	(56.6)	—	(56.6)
Other income (expense), net	(1.8)	—	(1.8)
Total other income (expense)	(58.4)	—	(58.4)
Earnings (loss) from continuing operations before income taxes	224.3	59.7	284.0
Provision for income taxes	65.3	17.4	82.7
Earnings (loss) from continuing operations, net of tax	159.0	42.3	201.3
Earnings (loss) from discontinued operations, net of tax (7)	(5.2)	1.4	(3.8)
Net earnings (loss)	153.8	43.7	197.5
Net (earnings) loss attributable to noncontrolling interest	(3.2)	—	(3.2)
Net earnings (loss) attributable to FIS common stockholders	$150.6	$43.7	$194.3

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$155.8	$42.3	$198.1
Earnings (loss) from discontinued operations, net of tax (7)	(5.2)	1.4	(3.8)
Net earnings (loss) attributable to FIS common stockholders	$150.6	$43.7	$194.3

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.52	$0.14	$0.66
Weighted average shares outstanding — diluted	298.3	298.3	298.3

Effective tax rate	29%		29%

Supplemental information:
Depreciation and amortization	$155.1	(59.7)	$95.4
Stock compensation expense, excluding acceleration charges			$16.6
Stock acceleration charges			—
Total stock compensation expense			$16.6

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Six months ended June 30, 2012

		Stock and Other	Long-term		Purchase
		Compensation	Debt		Price
	GAAP	Charges (4)	Refinance (5)	Subtotal	Amort. (6)	Non-GAAP
Processing and services revenue	$2,870.6	$—	$—	$2,870.6	$—	$2,870.6
Cost of revenues	1,970.6	—	—	1,970.6	(120.7)	1,849.9
Gross profit	900.0	—	—	900.0	120.7	1,020.7
Selling, general and administrative	394.8	(18.5)	—	376.3	—	376.3
Operating income	505.2	18.5	—	523.7	120.7	644.4
Other income (expense):
Interest income (expense), net	(116.0)	—	—	(116.0)	—	(116.0)
Other income (expense), net	(22.7)	—	18.4	(4.3)	—	(4.3)
Total other income (expense)	(138.7)	—	18.4	(120.3)	—	(120.3)
Earnings (loss) from continuing operations before income taxes	366.5	18.5	18.4	403.4	120.7	524.1
Provision for income taxes	113.0	6.2	6.2	125.4	37.8	163.2
Earnings (loss) from continuing operations, net of tax	253.5	12.3	12.2	278.0	82.9	360.9
Earnings (loss) from discontinued operations, net of tax (7)	(9.6)	—	—	(9.6)	2.7	(6.9)
Net earnings (loss)	243.9	12.3	12.2	268.4	85.6	354.0
Net (earnings) loss attributable to noncontrolling interest	(6.2)	—	—	(6.2)	—	(6.2)
Net earnings (loss) attributable to FIS common stockholders	$237.7	$12.3	$12.2	$262.2	$85.6	$347.8

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$247.3	$12.3	$12.2	$271.8	$82.9	$354.7
Earnings (loss) from discontinued operations, net of tax (7)	(9.6)	—	—	(9.6)	2.7	(6.9)
Net earnings (loss) attributable to FIS common stockholders	$237.7	$12.3	$12.2	$262.2	$85.6	$347.8

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.83	$0.04	$0.04	$0.92	$0.28	$1.20
Weighted average shares outstanding — diluted	296.8	296.8	296.8	296.8	296.8	296.8

Effective tax rate	31%					31%

Supplemental information:
Depreciation and amortization				$309.0	(120.7)	$188.3
Stock compensation expense, excluding acceleration charges						$34.6
Stock acceleration charges						8.3
Total stock compensation expense						$42.9

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three months ended June 30, 2013 and 2012.

The adjustments are as follows:

(1)
This column represents the write-off of certain previously capitalized debt issuance costs and transaction expenses related to refinancing activities undertaken in the second quarter of 2013, including a $51.6 million bond premium incurred as a result of the early redemption of certain debt.

(2)
The adjustment in this column represents an increase in the liability established at the acquisition of Capco for contingent payments based on expected operating performance in 2013 through 2015. This liability was reduced by $22.3 million at December 31, 2011 based on management's estimates, but is now being increased as a result of improved performance and expectations.

(3)	Gain resulting from the purchase of the remaining shares of mFoundry, Inc., representing the difference between the fair value and carrying value of the minority interest investment previously held.

(4)
Charges for accelerated vesting of certain stock option and restricted stock grants as of March 30, 2012 pursuant to the changes in roles of William P. Foley II, Vice Chairman, and Brent B. Bickett, Executive Vice President of Corporate Finance, and for a non-compete and change in role cash payment to Mr. Foley.

(5)
This column represents the write-off of certain previously capitalized debt issuance costs and transaction expenses incurred as a result of the early pay down of certain debt and the refinancing of our credit facility in the first quarter of 2012.

(6)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(7)
During the 2013 and 2012 periods, certain operations were classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the consolidated statements of earnings. During 2012, we sold our Healthcare Benefit Solutions Business and accordingly have classified its results as discontinued operations. During the third quarter of 2010, we determined that Fidelity National Participacoes Ltda. ("Participacoes"), our item processing and remittance services business in Brazil, should be treated as a discontinued operation. In the second quarter of 2013, we received an earn-out payment related to the 2010 sale of our ClearPar business. The table below outlines the components of discontinued operations for the periods presented, net of tax:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

ClearPar	$16.7	$—	$16.7	$—
Healthcare Benefit Solutions Business	—	4.1	—	8.4
Participacoes	(3.1)	(9.3)	(7.0)	(18.0)
Total discontinued operations	$13.6	$(5.2)	$9.7	$(9.6)